UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On June 15, 2009, iStar Financial Inc. (the “Company”) entered into a settlement agreement with its landlord regarding a long-term lease for headquarters space dated May 22, 2007 (as amended and restated, the “Lease”).

Under the settlement, the Company agreed to pay the landlord an approximately $42 million dollar settlement payment (the “Settlement Payment”) over a period of 6 months in order to settle all disputes between the Company and the landlord relating to the Lease and the landlord agreed, among other things, to terminate the Lease.  The Company expects to record the Settlement Payment in its financial statements for the quarter ending June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: June 19, 2009	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: June 19, 2009	By:	/s/ James D. Burns
James D. Burns
Executive Vice-President, Chief Financial Officer and Treasurer